NEWS RELEASE	NASDAQ: OMNI

4500 NE Evangeline Thwy • Carencro, LA 70520 • Phone • 337-896-6664 • Fax 337-896-6655

FOR IMMEDIATE RELEASE	No. 07-20

For more information contact: G. Darcy Klug, Executive Vice President

Phone: (337) 896-6664

OMNI CONTINUES RECORD PACE WITH 3RD QUARTER RESULTS

Revenues Climb 66% Despite Adverse Weather Conditions

Net Income from Operations Rises 68%

Adjusted EBITDA Surges 52%

CARENCRO, LA – NOVEMBER 8, 2007 – OMNI ENERGY SERVICES CORP. (NASDAQ GM: OMNI) announced today a continuation of its record pace of operating results, in spite of being hampered by adverse weather conditions during the third quarter ended September 30, 2007. For the three months ended September 30, 2007, the Company reported a 68% rise in net income from operations to $4.2 million ($0.16 per diluted share) on a 66% rise in revenues to $44.1 million. For the comparable three months of 2006, on revenues of $26.6 million, the Company reported net income from operations of $2.5 million ($0.10 per diluted share), excluding the income tax benefit of $4.1 million ($0.16 per diluted share) arising from the utilization of net operating loss carryforwards. All available income tax benefits resulting from loss carryforwards were realized during the 2006 year and, as such, there are no such amounts recorded for 2007.

After preferred stock dividends of $0.1 million in the third quarter, the Company reported net income available to shareholders of $4.1 million ($0.16 per diluted share) in the three months ended September 30, 2007. After preferred stock dividends of $0.1 million and non-cash charges of $0.1 million attributable to the beneficial conversion feature of the preferred stock and excluding the income tax benefit of $4.1 million ($0.16 per diluted share), the Company reported net income available to shareholders of $2.3 million ($0.09 per diluted share) for the comparable three months in 2006.

For the three months ended September 30, 2007, earnings before interest, taxes, depreciation, amortization, non-cash compensation and other income and loss on debt extinguishment (“Adjusted EBITDA”) surged to $10.2 million, a 52% increase over the $6.7 million reported for the comparable three months in 2006. Adjusted EBITDA, which is a non-GAAP financial measure, is provided herein to assist investors in better understanding the Company’s financial performance. (See the reconciliation of net income to Adjusted EBITDA included herein including a discussion of why the Company believes this non-GAAP financial measure is useful).

On an 80% increase in revenues to $131.1 million, the Company reported net income from operations of $11.6 million ($0.45 per diluted share) for the nine months ended September 30, 2007, an increase of 64% from net income from operations of $7.1 million ($0.30 per diluted share) reported for the comparable period in 2006, excluding a income tax benefit of $7.9 million ($0.33 per diluted share) arising from the realization of net operating loss carryforwards. No such income tax benefits were recorded in 2007. Adjusted EBITDA rose 66% to $32.1 million for the nine months ended September 30, 2007 compared to $19.3 million for the same period in 2006.

After preferred stock dividends and non-cash charges attributable to the beneficial conversion feature of the preferred stock of $0.6 million in the 2007 nine month period and $0.7 million in the 2006 nine month period and excluding the income tax benefit of $7.9 million ($0.33 per diluted share), the Company reported net income available to shareholders of $11.0 million ($0.45 per diluted share) and $6.4 million ($0.30 per diluted share), for the nine month periods ended September 30, 2007 and 2006, respectively.

The 2007 results include the acquisition of BMJ Industrial Investments, L.L.C. and its wholly-owned subsidiary Charles Holston, Inc. (collectively “CHI”), the purchase of certain assets of Cypress Consulting Services, Inc. (“Cypress”) and the acquisition of certain assets of Bailey Operating, Inc. (“Bowie”), from the date of their acquisition. Including the acquisitions as if they had occurred on January 1, 2007, the Company would have reported pro forma net income from operations and pro forma Adjusted EBITDA of $11.9 million and $33.5 million, respectively, for the nine months ended September 30, 2007. Including the results of the acquisitions of CHI, Cypress and Bowie for the trailing twelve month period ended September 30, 2007, the Company would have reported pro forma net income from operations of $14.8 million and pro forma Adjusted EBITDA of $42.9 million, on pro forma revenues of $184.8 million. See the pro forma calculations and underlying financial data at the end of this press release.

Commenting on the third quarter’s results, James C. Eckert, Chairman and Chief Executive Officer, said, “During the third quarter of 2007, poor weather conditions in the Texas and Oklahoma regions of the United States and five tropical disturbances in the Gulf of Mexico adversely impacted our reported revenues and resulted in higher than expected operating costs in certain of our business units. Despite these adverse weather conditions, during the three month period ended September 30, 2007, we grew net income from operations by 68%, we increased revenues by 66% and we improved our cash flow (Adjusted EBITDA) by 52%, compared to 2006. After funding all budgeted capital expenditures for the third quarter, the remaining excess cash flow was used to reduce our bank indebtedness.”

Eckert added, “During the third quarter we also resumed our campaign of augmenting organic growth through strategic initiatives with the announcement of the planned acquisition of the assets of B.E.G. Liquid Mud Services Corp. The acquisition of the assets of B.E.G. is an exciting opportunity for us to not only expand the services we provide our customers, but to broaden our customer base and extend our land-based equipment leasing operations and transportation services further into the central regions of the Barnett Shale, as well as extending these business units into the ongoing oil and gas exploration activities in East Texas. Additionally, we are confident we will be able to capitalize on our existing customer relationships in order to geographically expand B.E.G. into other prolific land-based oil and gas exploration regions of the United States. Our plan is to continue to augment our future growth wherever possible, with timely and accretive strategic acquisitions.”

About OMNI Energy Services Corp.

Headquartered in Carencro, LA, OMNI Energy Services Corp. offers a broad range of integrated services to geophysical companies engaged in the acquisition of on-shore seismic data and to oil and gas companies operating primarily in the Gulf of Mexico. OMNI provides its services through five business segments: Seismic Drilling (including drilling, survey and permitting services), Environmental Services, Equipment Leasing, Transportation and Specialized Services. OMNI’s services play a significant role with geophysical companies who have operations in marsh, swamp, shallow water and the U.S. Gulf Coast also called transition zones and contiguous dry land areas also called highland zones.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties associated with the ability to integrate the acquisitions referenced herein, the previously announced expansion of our transportation and specialized services and equipment leasing operations into the Barnett Shale region, the previously announced expansion of operations in the Rocky Mountain Region of the United States, the timely conversion of seismic drilling backlog into revenue, OMNI’s dependence on activity in the oil and gas industry, labor shortages, permit delays, international expansion, dependence on significant customers, seasonality and weather risks, competition, technological evolution, the outcome of pending litigation, the continued growth of our environmental services and equipment leasing business segments, completion of strategic transactions under consideration by OMNI and other risks detailed in OMNI’s filings with the Securities and Exchange Commission.

OMNI ENERGY SERVICES CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
	(in thousands, except per share amounts)
Operating revenue	$26,639	$44,137	$72,779	$131,147
Operating expenses:
Direct costs	16,374	28,776	44,529	83,523
Depreciation and amortization	1,310	2,749	4,069	7,736
General and administrative expenses	3,808	5,434	9,391	16,311

Total operating expenses	21,492	36,959	57,989	107,570

Operating income	5,147	7,178	14,790	23,577
Interest expense	(1,157)	(1,568)	(3,484)	(4,897)
Gain (loss) on debt extinguishment	15	—	15	(1,004)
Other income, net	52	234	227	299

Income before income taxes	4,057	5,844	11,548	17,975
Provision for income taxes	(1,562)	(1,656)	(4,446)	(6,343)

Net income from operations	2,495	4,188	7,102	11,632
Income tax benefit arising from net operating loss carryforward	4,062	—	7,946	—

Net income	6,557	4,188	15,048	11,632
Dividends and accretion of preferred stock	(124)	(124)	(361)	(378)
Non-cash charge attributable to beneficial conversion feature of preferred stock	(121)	—	(335)	(255)

Net income available to common stockholders	$6,312	$4,064	$14,352	$10,999

Basic income per share:
Net income from operations	$0.15	$0.23	$0.44	$0.66
Income tax benefit	0.24	—	0.49	—

Net Income	$0.39	$0.23	$0.93	$0.66
Dividends and accretion of preferred stock	(0.01)	(0.01)	(0.04)	(0.04)

Net income available to common stockholders	$0.38	$0.22	$0.89	$0.62

Diluted income per share:
Net income from operations	$0.10	$0.16	$0.30	$0.45
Income tax benefit	0.16	—	0.33	—

Net Income	$0.26	$0.16	$0.63	$0.45
Dividends and accretion of preferred stock	—	—	—	—

Net income available to common stockholders	$0.26	$0.16	$0.63	$0.45

Weighted average common shares outstanding:
Basic	16,596	18,509	16,078	17,881
Diluted	25,038	26,359	23,997	26,067

NON-GAAP AND PRO FORMA FINANCIAL INFORMATION

EBITDA consists of earnings (net income or loss) before interest expense, provision for income taxes, depreciation and amortization. Adjusted EBITDA includes other income (expense), stock-based compensation expense, and (gain) loss on debt extinguishment because these items are either non-recurring or non-cash. This term, as we define it, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with U.S. generally accepted accounting principles (GAAP).

The Securities and Exchange Commission (SEC) has adopted rules regulating the use of non-GAAP financial measures, such as EBITDA and Adjusted EBITDA, in disclosures and press releases. These rules require non-GAAP financial measures to be presented with, and reconciled to, the most nearly comparable financial measure calculated and presented in accordance with GAAP.

Set forth below is a reconciliation of net income to Adjusted EBITDA. Management uses Adjusted EBITDA to measure the operating results and effectiveness of our ongoing business. We believe this measurement is important to our investors and financial analysts because it allows a more effective evaluation of our performance using the same measurements that management uses. Adjusted EBITDA is an indication of our ability to generate cash available to internally fund our expansion plans and service our debt obligations. This non-GAAP financial measure may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share, operating cash flow or other GAAP operating measurements. The results shown below include results for the three and nine months ended September 30, 2006 and 2007.

OMNI ENERGY SERVICES CORP.

UNAUDITED OTHER FINANCIAL DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
	(in thousands)
Adjusted EBITDA:

Net income	$6,557	$4,188	$15,048	$11,632
Plus (less):
Interest	1,157	1,568	3,484	4,897
(Gain) loss on debt extinguishment	(15)	—	(15)	1,004
Other income	(52)	(234)	(227)	(299)
Depreciation and amortization	1,310	2,749	4,069	7,736
Non-cash stock compensation	223	246	451	743
Provision for income tax expense	1,562	1,656	4,446	6,343
Income tax benefit arising from net operating loss carryforwards	(4,062)	—	(7,946)	—

Adjusted EBITDA	$6,680	$10,173	$19,310	$32,056

We derived the pro forma financial information for the twelve months ended September 30, 2007, by calculating the historical consolidated financial data for the year ended December 31, 2006 for OMNI and for each of CHI, Cypress, and Rig Tools, (i) less the historical consolidated financial data for the nine months ended September 30, 2006 for OMNI and for each of CHI, Cypress, and Rig Tools, (ii) plus the historical consolidated financial data for the nine months ended September 30, 2007 of OMNI and for each of CHI and Cypress up to the date of acquisition by OMNI, and (iii) then applying pro forma adjustments to give effect to the transactions (included in the financial data for the nine months ended September 30, 2007). The pro forma financial information and the Non-GAAP financial information are unaudited and is for informational purposes only.

The historical consolidated financial information for 2006 for OMNI and for CHI is audited, and the historical consolidated financial information for 2006 for Cypress and Rig Tools is unaudited. The year end 2006 audited financial information for OMNI is included in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2006, and the year end 2006 audited financial information for CHI is included in our Current Report on Form 8-K/A filed on May 16, 2007. The year end 2006 unaudited financial information for Cypress and Rig Tools is included below.

The unaudited financial information for the first nine months of 2006 for OMNI is included herein, and is included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. The unaudited financial information for the first nine months of 2007 for OMNI is included herein, and will be included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. The unaudited financial information for the first nine months of 2006 for CHI, Cypress and Rig Tools is included below. The unaudited financial information for each of CHI and Cypress from January 1, 2007 until the date of acquisition by OMNI and the pro forma adjustments to give effect to the transactions are set forth in our Current Report on Form 8-K/A filed on May 16, 2007.

	Nine Months Ended September 30, 2007
	Revenue	Net Income from Operations	Adjusted EBITDA
	(in thousands)
Pro Forma:

As reported	$131,147	$11,632	$32,056
Pre-Acquisition
Charles Holston, Inc.	4,642	87	766
Cypress Energy	4,626	185	637

Pro forma	$140,415	$11,904	$33,459

	Year ended December 31, 2006	Less: Nine months ended September 30, 2006	Add: Nine months ended September 30, 2007	Twelve months ended September 30, 2007
	(in thousands)
Revenue:

As reported	$98,998	$(72,779)	$131,147	$157,366

Rig Tools, Inc.	11,579	(10,207)	—	1,372
Charles Holston, Inc.	29,350	(21,846)	4,642	12,146
Cypress Energy	23,645	(14,393)	4,626	13,878

Pro forma	$163,572	$(119,225)	$140,415	$184,762

	Year ended December 31, 2006	Less: Nine months ended September 30, 2006	Add: Nine months ended September 30, 2007	Twelve months ended September 30, 2007
	(in thousands)
Net income from operations:

As reported	$9,231	$(7,102)	$11,632	$13,761

Rig Tools, Inc.	386	(337)	—	49
Charles Holston, Inc.	1,714	(1,339)	88	463
Cypress Energy	442	(73)	184	553

Pro forma	$11,773	$(8,851)	$11,904	$14,826

	Year ended December 31, 2006	Less: Nine months ended September 30, 2006	Add: Nine months ended September 30, 2007	Twelve months ended September 30, 2007
	(in thousands)
Adjusted EBITDA:

As reported	$26,008	$(19,310)	$32,056	$38,754

Rig Tools, Inc.	3,407	(3,037)	—	370
Charles Holston, Inc.	5,045	(3,956)	766	1,855
Cypress Energy	2,553	(1,279)	637	1,911

Pro forma	$37,013	$(27,582)	$33,459	$42,890

Twelve months ended September 30, 2007
(in thousands)
Pro Forma Adjusted EBITDA:

Pro forma net income from operations	$14,826

Plus:
Interest expense and other income, net	6,977
Loss on debt extinguishment	1,004
Depreciation and amortization	10,826
Non-cash stock-based compensation	912
Provision for income tax expense	8,345

Pro forma Adjusted EBITDA	$42,890